Exhibit 1.1

Company No.

202426186Z

…………………….

The Companies Act 1967

PUBLIC COMPANY LIMITED BY SHARES

Constitution

of

BW LPG LIMITED

Incorporated on 21 August 2008

Re-domiciled to Singapore on 1 July 2024

TABLE OF CONTENTS

Definitions

Public Company

Power to Issue Shares

Power of the Company to Purchase its Shares

Rights Attaching to Shares

Calls on Shares

Forfeiture of Shares

Share Certificates

Register of Members

Disclosure of Interests in Company Securities

Company Investigations and Consequences

Registered Holder Absolute Owner

Transfer of Registered Shares

Transmission of Registered Shares

Power to Alter Capital

Variation of Rights Attaching to Shares

Dividends

Power to Set Aside Profits

Method of Payment

Annual General Meetings

Extraordinary General Meetings

Requisitioned General Meetings

Notice

Giving Notice and Access

Electronic Participation and Security in Meetings

Quorum at General Meetings

Chairman to Preside at General Meetings

Voting on Resolutions

Power to Demand a Vote on a Poll

Voting by Joint Holders of Shares

Instrument of Proxy

Adjournment of General Meeting

Directors’ Attendance at General Meetings

Election of Directors

Term of Office of Directors

Alternate Directors

Removal of Directors

Vacancy in the Office of Director

Remuneration of Directors

Defect in Appointment

Directors to Manage Business

Powers of the Board of Directors

Register of Directors, Chief Executive Officers, Secretaries and Auditors

Appointment of Officers

Appointment of Secretary

Duties of Officers

Remuneration of Officers

Conflicts of Interest

Indemnification and Exculpation of Directors and Officers

Board Meetings

Notice of Board Meetings

Electronic Participation in Meetings

Quorum at Board Meetings

Board to Continue in the Event of Vacancy

Chairman to Preside

Written Resolutions

Validity of Prior Acts of the Board

Minutes

Place Where Corporate Records Kept

Form and Use of Seal

Records of Account

Financial Year End

Annual Audit

Appointment of Auditors

Remuneration of Auditor

Duties of Auditors

Access to Records

Financial Statements and the Auditor’s Report

Vacancy in the Office of Auditor

Business Combinations

Winding-Up

Changes to Constitution

Change of Name

Authentication of Documents

Personal Data

Exclusive Jurisdiction

Interpretation

1.

Definitions

Public Company

2.

Public Company

Shares

3.

Power to Issue Shares

4.

Power of the Company to Purchase its Shares

5.

Rights Attaching to Shares

6.

Calls on Shares

7.

Forfeiture of Shares

8.

Share Certificates

Registration of Shares

9.

Register of Members

10.

Disclosure of Interests in Company Securities

11.

Company Investigations and Consequences

12.

Registered Holder Absolute Owner

13.

Transfer of Registered Shares

14.

Transmission of Registered Shares

Alteration of Share Capital

15.

Power to Alter Capital

16.

Variation of Rights Attaching to Shares

Dividends

17.

Dividends

18.

Power to Set Aside Profits

19.

Method of Payment

Meetings of Members

20.

Annual General Meetings

21.

Extraordinary General Meetings

22.

Requisitioned General Meetings

23.

Notice

24.

Giving Notice and Access

25.

Electronic Participation and Security in Meetings

26.

Quorum at General Meetings

27.

Chairman to Preside at General Meetings

28.

Voting on Resolutions

29.

Power to Demand a Vote on a Poll

30.

Voting by Joint Holders of Shares

31.

Instrument of Proxy

32.

Representation of Corporate Member

33.

Adjournment of General Meeting

34.

Directors’ Attendance at General Meetings

Directors and Officers

35.

Election of Directors

36.

Term of Office of Directors

37.

Alternate Directors

38.

Removal of Directors

39.

Vacancy in the Office of Director

40.

Remuneration of Directors

41.

Defect in Appointment

42.

Directors to Manage Business

43.

Powers of the Board of Directors

44.

Register of Directors, Chief Executive Officers, Secretaries and Auditors

45.

Appointment of Officers

46.

Appointment of Secretary

47.

Duties of Officers

48.

Remuneration of Officers

49.

Conflicts of Interest

50.

Indemnification and Exculpation of Directors and Officers

Meetings of the Board of Directors

51.

Board Meetings

52.

Notice of Board Meetings

53.

Electronic Participation in Meetings

54.

Quorum at Board Meetings

55.

Board to Continue in the Event of Vacancy

56.

Chairman to Preside

57.

Written Resolutions

58.

Validity of Prior Acts of the Board

Corporate Records

59.

Minutes

60.

Place Where Corporate Records Kept

61.

Form and Use of Seal

Accounts

62.

Records of Account

63.

Financial Year End

Audits

64.

Annual Audit

65.

Appointment of Auditors

66.

Remuneration of Auditor

67.

Duties of Auditors

68.

Access to Records

69.

Financial Statements and the Auditor’s Report

70.

Vacancy in the Office of Auditor

Business Combinations

71.

Business Combinations

Voluntary Winding-Up and Dissolution

72.

Winding-Up

Changes to Constitution

73.

Changes to Constitution

74.

Change of Name

75.

Authentication of Documents

76.

Personal Data

Exclusive Jurisdiction

77.

Exclusive Jurisdiction

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INTERPRETATION

1.	Definitions
1.1	In these Regulations, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:
Act	the Companies Act 1967 of Singapore as amended from time to time;

Alternate Director	an alternate director appointed in accordance with these Regulations;

Approved Depository	has the meaning attributed to it in Regulation 11;

Approved Nominee	has the meaning attributed to it in Regulation 11;

Auditor	means an accounting entity appointed by Company to act as the Company’s auditor pursuant to the Act;

Board

the board of directors appointed or elected pursuant to these Regulations and acting by resolution in accordance with the Act and these Regulations or the directors present at a meeting of directors at which there is a quorum;

Chairman	the chairman of the Board and the Company;

Company	the company for which these Regulations are approved and confirmed;

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Company Securities

(i) any shares (of any class) including Ordinary Shares, Preference Shares or other equity securities of the Company and (ii) any options, warrants, convertible notes, securities of any type or similar rights issued that are or may become convertible into or exercisable or exchangeable for, or that carry rights to subscribe for, any shares (of any class), including Ordinary Shares, Preference Shares or other equity securities of the Company;

Default Securities	has the meaning attributed to it in Regulation 11;

Depository

the Depository Trust Company (or its nominee), Euronext VPS (or its nominee) or any other securities depository whose name or whose nominee’s name is entered as a Member of the Company in the Register of Members;

Direction Notice	has the meaning attributed to it in Regulation 11;

Director	a director of the Company and shall include an Alternate Director;

Disclosure Notice	has the meaning attributed to it in Regulation 11;

Euronext VPS	Euronext Securities Oslo, the Norwegian Central Securities Depository, maintained by Verdipapirsentralen ASA;

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Interested Party	has the meaning attributed to it in Regulation 11;

Member

the person whose name is entered in the Register of Members as the holder of shares in the Company and, when two or more persons whose names are entered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

notice	written notice, as required by the Statutes and, further provided in these Regulations unless otherwise specifically stated;

Officer	the Chairman and any person appointed by the Board to hold an office in the Company;

Ordinary Shares	means the ordinary shares in the share capital of the Company;

Preference Shares	has the meaning attributed to it in Regulation 5;

Redeemable Preference Shares	has the meaning attributed to it in Regulation 3.2;

Register of Auditors	the register of auditors referred to in the Act;

Register of Chief Executive Officers	the register of the chief executive officers referred to in the Act;

Register of Directors	the register of directors referred to in the Act;

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Register of Members

the Company’s principal register of Members and where applicable, any branch register of Members to be maintained at such a place within or outside Singapore as the Board shall determine from time to time;

Register of Secretaries	the register of secretaries referred to in the Act;

Registration Office

in respect of any class of share capital, such place as the Board may from time to time determined to keep a branch register of Members in respect of that class of share capital and where (except in cases where the Board otherwise directs) the transfers or other documents or title for such class of share capital are to be lodged for registration and are to be registered;

Regulation	refers to a regulation of this Constitution;

Secretary

the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Statutes

means the Act and every other written law or regulation for the time being in force concerning companies and which is affecting or applicable to the Company (including but not limited to any rules or regulations of a Stock Exchange);

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Stock Exchange	Oslo Børs or New York Stock Exchange or any other share, stock or securities exchange in respect of which the shares of the Company are listed or quoted;

Treasury Shares	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

1.2	In these Regulations, where not inconsistent with the context:
(a)	words denoting the plural number include the singular number and vice versa;
(b)	words denoting the masculine gender include the feminine and neuter genders;
(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;
(d)	the words:
(i)	“may” shall be construed as permissive; and
(ii)	“shall” shall be construed as imperative;
(e)	a reference to a statutory provision shall be deemed to include any amendment or re-enactment thereof;
(f)	the phrase “issued and outstanding” in relation to shares, means shares in issue other than Treasury Shares;
(g)	the word “corporation” means a corporation whether or not a company within the meaning of the Act; and

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(h)	a reference to the company’s registrar and/or transfer agent shall be a reference to all the company’s registrars and/or transfer agents.
(i)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Regulations.
1.3

In these Regulations expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Regulations are for convenience only and are not to be used or relied upon in the construction hereof.

PUBLIC COMPANY

2.	Public Company

The Company is a public company.

SHARES

3.	Power to Issue Shares
3.1

Subject to the Statutes and the Constitution, no shares may be issued by the Board without the prior approval of the Company pursuant to Section 161 of the Act, but subject thereto, and the terms of such approval, the Directors may allot and issue shares or grant options over or otherwise dispose of the same to such persons on such terms and conditions and for such consideration (if any) and at such time as the Directors may think fit. Provided always that all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper. No shares shall be issued to bearer.

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3.2

Without limitation to the provisions of Regulation 5, subject to the provisions of the Act, any Preference Shares may be issued as redeemable preference shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board before the issue (the “Redeemable Preference Shares”), PROVIDED THAT prior approval for the issuance of such shares is given by resolution of the Members in general meeting.

3.3

Notwithstanding Regulation 3.1 and subject to the Statutes, the Company may by ordinary resolution in a general meeting give to the Board a general authority either unconditionally or subject to such conditions as may be specified in the resolution to:

(a)(i)issue shares in the capital of the Company whether by way of rights, bonus, or otherwise; and/or

(ii)

make or grant offers, agreements or options (collectively, “Instruments”) that might or would require shares to be issued, including but not limited to the creation and issue of (as well as adjustments to) warrants, debentures or other instruments convertible into shares; and

(b)

(notwithstanding the authority conferred by the ordinary resolution may have ceased to be in force) issue shares in pursuance of any Instrument made or granted by the Board while the ordinary resolution was in force,

Provided always that:

(c)

the authority to allot and issue shares or grant options over or otherwise dispose of the same is subject to any limitation or condition that the directors may propose to the Company from time to time;

(d)	the aggregate number of shares to be issued pursuant to the ordinary resolution (including shares to be issued in pursuance of Instruments made

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or granted pursuant to the ordinary resolution) shall be subject to such limits and manner of calculation as may be prescribed by the Stock Exchange;

(e)

(subject to such manner of calculation as may be prescribed by the Stock Exchange or the Statutes) for the purpose of determining the aggregate number of shares that may be issued under Regulation 3.3(a) above, the percentage of issued share capital shall be based on the issued share capital of the Company at the time that the ordinary resolution is passed, after adjusting for:

(i)	new shares arising from the conversion or exercise of any convertible securities or share options which are outstanding or subsisting at the time that the ordinary resolution is passed; and
(ii)	any subsequent consolidation or subdivision of shares;
(f)

in exercising the authority conferred by the ordinary resolution, the Company shall comply with the provisions of the rules of the Stock Exchange for the time being in force (unless such compliance is waived by the Stock Exchange) and this Constitution;

(g)

unless revoked or varied by the Company in general meeting, the authority conferred by the ordinary resolution shall not continue in force beyond the conclusion of the next annual general meeting following the passing of the ordinary resolution or the date by which such annual general meeting is required by the Statutes to be held, or the expiration of such other period as may be prescribed by the Statutes or the resolution (whichever is the earliest);

(h)

any other issue of shares, the aggregate of which would exceed the limits referred to in this Regulation, shall be subject to the approval of the Company in general meeting and such limits and requirements as may be prescribed in the rules of the Stock Exchange; and

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(i)

where the capital of the Company consists of different monetary denominations, the voting rights shall be prescribed in such manner that a unit of capital in each class when reduced to a common denominator, shall carry the same voting power when such right is exercisable.

4.	Power of the Company to Purchase its Shares
4.1	Notwithstanding Regulation 4.3, the Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.
4.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.
4.3

Save to the extent permitted by the Act, none of the funds of the Company or of any subsidiary thereof shall be directly or indirectly employed in the purchase or subscription of or in loans upon the security of the Company’s shares.

5.	Rights Attaching to Shares
5.1

The holders of Ordinary Shares shall, subject to the provisions of these Regulations (including, without limitation, the rights attaching to any Preference Shares that may be authorised for issue in the future by the Board pursuant to Regulation 5.2):

(a)	be entitled to one vote per share;
(b)	be entitled to such dividends as the Board may from time to time declare;
(c)

in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

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5.2

Subject to the Act and obtaining prior approval for the issuance of such shares by special resolution of the Members in general meeting pursuant to Regulation 3.1, the Board is authorised to provide for the issuance of one or more classes of preference shares in one or more series (the “Preference Shares”), and to establish from time to time the number of shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations, and restrictions of the shares of each class (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Ordinary Shares). Subject to obtaining prior approval for the issuance of such shares by resolution of the Members in general meeting pursuant to Regulation 3.1, the authority of the Board with respect to each class shall include, but not be limited to, determination of the following:

(a)	the number of shares constituting that series and the distinctive designation of that series;
(b)

the dividend rate on the shares of that class, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(c)	whether that class shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;
(d)

whether that class shall have conversion or exchange privileges (including, without limitation, conversion into Ordinary Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)

whether or not the shares of that class shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or

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repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f)	whether that class shall have a sinking fund for the redemption or repurchase of shares of that class, and, if so, the terms and amount of such sinking fund;
(g)

the right of the shares of that class to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h)

the rights of the shares of that class in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of shares of that class; and

(i)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.
5.3

Any Redeemable Preference Shares of any class which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status as such class of shares so converted into or exchanged of such class, subject to obtaining prior approval for the issuance of such shares by special resolution of the Members in general meeting pursuant to Regulation 3.1.

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5.4

At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Ordinary Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

5.5

All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act and any other applicable laws and regulation, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

6.	Calls on Shares
6.1

The Board may make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

6.2

Any amount which by the terms of allotment of a share becomes payable upon issue or at any fixed date shall for the purposes of these Regulations be deemed to be an amount on which a call has been duly made and payable, on the date on

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which, by the terms of issue, the same becomes payable, and in case of non- payment, all the relevant provisions of these Regulations as to payment of interest, costs, and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

6.3	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.
6.4	The Company may make arrangements on the issue of shares for varying the amounts and times of payment of calls as between Members.
6.5	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up or become payable.
7.	Forfeiture of Shares
7.1

If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

BW LPG Limited (the “Company”)

You have failed to pay the call of [amount of call] made on [insert date], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on [insert date], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [insert date] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated [insert date]

[Signature of Secretary] By Order of the Board

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7.2

If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Regulations and the Act.

7.3

A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

7.4

The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.	Share Certificates
8.1

Subject to the Act, no share certificates shall be issued by the Company unless, in respect of a class of shares, the Board has either for all or for some holders of such shares (who may be determined in such manner as the Board thinks fit) determined that the holder of such shares may be entitled to share certificates. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

8.2

Subject to being entitled to a share certificate under the provisions of Regulation 8.1, the Company shall complete and have ready for delivery the appropriate share certificate in connection with the allotment or transfer (as the case may be) within (i) 60 days after the allotment of any of its shares or (ii) 30 days after the date on which a transfer (other than in Regulation 13.5) of its shares is lodged with the Company.

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8.3

If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed, the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

8.4	Notwithstanding any provisions of these Regulations:
(a)

the Board shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of book-entry shares including, without limitation, by means of a Depository or any other relevant system, and to the extent such arrangements are so implemented, no provision of these Regulations shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form. The Board may from time to time take such actions and do such things as the Board may in its absolute discretion think fit in relation to the operation of any such arrangements;

(b)

the Board shall have the power to transfer shares of the Company (including, without limitation, legal title to any shares of the Company) held by any holder thereof to or from any Depository or any other relevant system in connection with a listing or admission, or upon any delisting or ceasing of any admission, to trading of shares of the Company (or beneficial interests, depository interests or any such other interests in shares of the Company) on an appointed stock exchange. Each Member authorises and grants the Board, and any person appointed and/or authorised by the Board, the power to act as agent of such Member to sign any instrument of transfer, if necessary or desirable, in respect of any transfer of shares pursuant to this Regulation 8.4 for and on behalf of the Member. Such instrument of transfer shall be effective as if it had been executed by the registered holder and title of the transferee shall not be invalidated by reason of any irregularity or invalidity of proceedings related thereto. Notice shall be

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given to a Member before transferring such Member’s share(s) to any Depository or any other relevant system, provided that an accidental omission to give notice to, or the non-receipt of a notice by, any person entitled to receive such notice shall not invalidate any such transfer. A Member may request by written notice to the Secretary for the Board: (i) to not transfer such Member’s shares to any Depository or any other relevant system pursuant to this Regulation; and/or (ii) to subsequently transfer such Member’s shares to or from any such Depository or any other relevant system in accordance with such rules, regulations, facilities and requirements of any such Depository or such other relevant system; and

(c)

unless otherwise determined by the Board and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

REGISTRATION OF SHARES

9.	Register of Members
9.1

The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act. Subject to the Statutes and any applicable rules of the Stock Exchange, the Company may keep one or more branch registers in any place in or outside of Singapore, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such branch registers.

9.2

Subject to, and in accordance with, the Statutes and any applicable rules of the Stock Exchange and unless the Board otherwise approves (which approval may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time determine, and which approval the Board shall, without giving any reason therefor, be entitled in its absolute discretion to give or

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withhold), no shares upon the Register of Members shall be transferred to any branch register of Members nor shall shares on any branch register of Members be transferred to the Register of Members or any other branch register of Members and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register of Members, at the relevant Registration Office, and, in the case of any shares on the Register of Members, at the Office or such other place at which the Register of Members is kept in accordance with the Statutes.

9.3

The Register of Members shall be open to inspection without charge at the registered office of the Company or in the case of a branch register at the Registration Office accessible via the registrar of the Company, or such other place at which the Register of Members is kept in accordance with the Statutes on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members, including any overseas or local or other branch register may, after notice has been given by advertisement in an appointed newspaper or any other newspapers in accordance with the requirements of any Stock Exchange or by any electronic means in such manner as may be accepted by the Stock Exchange to that effect be closed for any time or times not exceeding in the whole thirty days in each year.

9.4

The shares may be registered with the Depository system or any other relevant system as branch register, and if necessary shares may be registered in the Register of Members in the name of the registrar of the Company. For the avoidance of doubt, no provision of this Constitution shall be construed as imposing any restriction on the transfer of shares or any beneficial interests in the shares, as the case may be, in the Depository system facilitating the trading of shares or beneficial interest in the shares, as the case may be, on any Stock Exchange.

10.	Disclosure of Interests in Company Securities

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10.1

Members shall make such notifications to the Company regarding their interests in Company Securities as they are required to make under all applicable rules and regulations to which the Company is subject.

10.2	The provisions of Regulation 10.1 are in addition to, and separate from, any other rights or obligations arising under the Act, these Regulations or otherwise.
11.	Company Investigations and Consequences
11.1

The Board has power to serve a notice to require any Member or any other person it has reasonable cause to believe, as determined in the Board’s sole discretion, to be interested in Company Securities (an “Interested Party”), to disclose to the Company the nature of such interest and any documents to verify the identity of the Interested Party that the Board deems necessary.

11.2

If at any time the Board is satisfied that any Member or Interested Party has been duly served with a notice pursuant to Regulation 11.1 (a “Disclosure Notice”) and is in default for the prescribed period set out in Regulation 11.6 in supplying to the Company the information thereby required, or, in purported compliance with a Disclosure Notice, has made a statement which is false or inadequate in any material particular as determined by the Board in its sole discretion, then the Board may, in its absolute discretion at any time thereafter serve a further notice (a “Direction Notice”) on the Member who was served with the relevant Disclosure Notice or on the Member who holds the Company Securities in which the Interested Party who was served with the relevant Disclosure Notice appears to be interested to direct that:

(a)

in respect of the Company Securities in relation to which the default occurred (the “Default Securities”, which expression includes any Company Securities issued after the date of the Disclosure Notice in respect of those Company Securities) the Member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or on a poll; and

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(b)

where the Default Securities represent at least 0.25 per cent (in nominal value) of the issued shares of their class, the Direction Notice may additionally direct that in respect of the Default Securities:

(i)

where an offer of the right to elect to receive Company Securities instead of cash in respect of any dividend or part thereof is or has been made by the Company, any election made thereunder by such Member in respect of such Default Securities shall not be effective; and/or

(ii)

any dividend (or any part of a dividend) or other amount payable in respect of the Default Securities shall be withheld by the Company, which shall have no obligation to pay interest on it, and such dividend or part thereof shall only be payable when the Direction Notice ceases to have effect to the person who would but for the Direction Notice have been entitled to it; and/or

(iii)

no transfer of any of the Company Securities held by any such Member shall be recognised or registered by the Board unless: (1) the transfer is an excepted transfer (as defined in Regulation 11.6); or (2) the Member is not himself in default as regards supplying the requisite information required under this Regulation and, when presented for registration, the transfer is accompanied by a certificate by the Member in a form satisfactory to the Board to the effect that after due and careful enquiry the Member is satisfied that none of the Company Securities, which are the subject of the transfer, are Default Securities.

11.3	The Company shall send the Direction Notice to each person appearing to be interested in the Default Securities, but the failure or omission by the Company to do so shall not invalidate such notice.

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11.4	Any Direction Notice shall cease to have effect not more than seven days after the earlier of receipt by the Company of:
(a)

notice that the Default Securities are subject to an excepted transfer (as defined in Regulation 11.6), but only in relation to those Default Securities which are subject to such excepted transfer and not to any other Company Securities covered by the same Direction Notice; or

(b)	all the information required by the relevant Disclosure Notice, in a form satisfactory to the Board.
11.5	The Board may at any time send a notice cancelling a Direction Notice if it determines in its sole discretion that it is appropriate to do so.
11.6	For the purposes of Regulations 10 and 11:
(a)	the “prescribed period” is 14 days from the date the Disclosure Notice is deemed served;
(b)	a reference to a person being “interested” or having an “interest” in Company Securities includes an interest of any kind whatsoever in the Company Securities;
(c)	a transfer of Company Securities is an “excepted transfer” if:
(i)

it is a transfer of Company Securities pursuant to an acceptance of an offer to acquire all the shares, or all the shares of any class or classes, in the Company (other than Company Securities, which at the date of the offer are already held by the offeror), being an offer on terms, which are the same in relation to all the Company Securities to which the offer relates or, where those Company Securities include Company Securities of different classes, in relation to all the Company Securities of each class; or

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(ii)

a transfer, which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the Company Securities to a person who is not connected with the Member who has been served with the Disclosure Notice and with any other person appearing to be interested in the Default Securities; or

(iii)	a transfer in consequence of a bona fide sale made on an appointed stock exchange upon which shares of the Company are listed or admitted to trading.
11.7

Where a person who appears to be interested in Company Securities has been served with a notice pursuant to Regulation 11.1, and the Company Securities in which he appears to be interested are held by a depository or a nominee approved as such by the Board (an “Approved Depository” and an “Approved Nominee” respectively), the provisions of Regulation 11.1 will be treated as applying only to the Company Securities which are held by the Approved Depository or Approved Nominee in which that person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other Company Securities held by the Approved Depository or Approved Nominee.

11.8

While the Member on which a notice pursuant to Regulation 11.1 is served is an Approved Depository or Approved Nominee, the obligations of the Approved Depository or Approved Nominee as a Member will be limited to disclosing to the Company any information relating to a person who appears to be interested in the Company Securities held by it, which has been recorded by it in accordance with the arrangement under which it was appointed as an Approved Depository or Approved Nominee by the Board.

12.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other

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claim to, or interest in, such share on the part of any other person.

13.	Transfer of Registered Shares
13.1

Subject to the Act and to such of the restrictions contained in these Regulations as may be applicable, any Member may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve. No such instrument shall be required on the redemption of a share or on the purchase by the Company of a share. All transfers of book-entry shares shall be made in accordance with and be subject to the facilities and requirements of the transfer of title to shares in that class by means of a Depository or any other relevant system concerned and, subject thereto, in accordance with any arrangements made by the Board pursuant to Regulation 8.

13.2

An instrument of transfer shall be signed by (or in the case of a party that is a corporation, on behalf of) the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

13.3

The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares (if one has been issued) to which it relates and by such other evidence as the Board may reasonably require to prove the right of the transferor to make the transfer.

13.4

The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

13.5

The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid or in accordance with Regulation 11.2. The Board shall refuse to register a transfer

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unless all applicable consents, authorisations and permissions of any governmental body or agency in Singapore have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within 30 days after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

13.6

The Board may refuse to register the transfer of any share, and may direct the registrar and/or transfer agent of the Company to decline (and such registrar and/or transfer agent of the Company, to the extent it is able to do so, shall decline if so requested) to register the transfer of any interest in a share held through a Depository, where such transfer is not in accordance with Regulation 11.2 or where such transfer would, in the opinion of the Board, be likely to result in 50% or more of the aggregate issued and outstanding share capital of the Company, or shares of the Company to which are attached 50% or more of the votes of all issued and outstanding shares of the Company, being held or owned directly or indirectly by individuals or legal persons resident for tax purposes in Norway or, alternatively, such shares being effectively connected to a Norwegian business activity, or the Company otherwise being deemed a Controlled Foreign Company as such term is defined pursuant to Norwegian tax legislation.

13.7

Subject to Regulation 13.6, but notwithstanding anything to the contrary in these Regulations, Company Securities that are listed or admitted to trading on a Stock Exchange may be transferred in accordance with the rules and regulations of such Stock Exchange. All transfers of shares registered with a Depository shall be made in accordance with and be subject to the facilities and requirements of the transfer of title to shares in that class by means of the Depository or any other relevant system concerned and, subject thereto, in accordance with any arrangements made by the Board.

13.8	The Board in its absolute discretion may transfer shares, and register the transfer of such shares, pursuant to Regulation 8.4.
14.	Transmission of Registered Shares

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14.1

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of the Act, for the purpose of this Regulation, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

14.2

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

BW LPG Limited (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [insert date]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

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14.3

On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

14.4

Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

15.	Power to Alter Capital
15.1

Subject to the Statutes and rules of the Stock Exchange, the Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner.

15.2	Where, on any alteration or reduction of share capital, or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.
16.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at

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least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

17.	Dividends
17.1	The Company may by ordinary resolution declare final dividends, but no such dividend shall exceed the amount recommended by the Board.
17.2	Subject to the Act, the Board may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.
17.3

The Board may, subject to these Regulations and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

17.4	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.
17.5	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.
17.6

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

17.7	Notwithstanding anything in this Constitution, no dividend (final or interim) shall be paid to shareholders except out of the profits of the Company.

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18.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

19.	Method of Payment
19.1

Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid through a Depository system or any other relevant system, by cheque or bank draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the Member may direct in writing, or by transfer to such account as the Member may direct in writing.

19.2

In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or bank draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may direct in writing, or by transfer to such account as the joint holders may direct in writing. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

19.3	The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.
19.4

Any dividend and/or other monies payable in respect of a share which has remained unclaimed for six years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.

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19.5

The Company shall be entitled to cease sending dividend cheques and bank drafts by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Regulation in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or bank draft.

MEETINGS OF MEMBERS

20.	Annual General Meetings

Subject to the provisions of the Act, an annual general meeting shall be held in each year (other than the year of incorporation) at such time and place as the president of the Company (if any) or the Chairman or the Board shall appoint.

21.	Extraordinary General Meetings

The president of the Company (if any) or the Chairman or the Board may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary.

22.	Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene an extraordinary general meeting and the provisions of the Act shall apply.

23.	Notice
23.1

Subject to the Statutes, at least 14 days’ notice in writing (exclusive both of the day on which the notice is served or deemed to be served and of the day of the annual general meeting) of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at

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which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

23.2

Subject to the Statutes, at least 14 days’ notice in writing (exclusive both of the day on which the notice is served or deemed to be served and of the day of the extraordinary general meeting) of an extraordinary general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

23.3

The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting, provided that if the Board fixes a different date as the date for determining Members entitled to vote at any general meeting such date may not be more than 5 days before the date fixed for the meeting.

23.4

A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Regulations, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% of the total voting rights of all the members who have a right to attend and vote thereat in the case of an extraordinary general meeting.

23.5

The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.	Giving Notice and Access
24.1	A notice may be given by the Company to a Member:
(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

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(b)

by sending it by post to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served five days after the date on which it is deposited, with postage prepaid, in the mail; or

(c)

by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or

(d)

by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)

by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met.

24.2

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

24.3

In proving service under Regulations 24.1(b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

25.	Electronic Participation and Security in Meetings
25.1	Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in

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the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

25.2

The Board may, and at any general meeting, the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

26.	Quorum at General Meetings
26.1

At any general meeting two or more persons present in person throughout the meeting and representing in person or by proxy in excess of 33% of the total issued and outstanding voting shares in the Company shall form a quorum for the transaction of business.

26.2

If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Regulations.

27.	Chairman to Preside at General Meetings

The Chairman or the president of the Company, if there be one, shall act as chairman of the meeting at all general meetings at which such person is present. Notwithstanding the above, the Chairman or president, as applicable, may appoint a person to act as chairman

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of the meeting. In the absence of the Chairman, the president and a person appointed to act as chairman of the meeting by the Chairman or president of the Company, the chairman of the general meeting shall be appointed or elected by those present at the meeting and entitled to vote.

28.	Voting on Resolutions
28.1

Subject to the Act and these Regulations, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Regulations and in the case of an equality of votes the resolution shall fail.

28.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls or other sums personally payable on all shares held by such Member.
28.3

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Regulations, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

28.4

In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

28.5

At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

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28.6

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Regulations, be conclusive evidence of that fact.

28.7

Notwithstanding anything in this Constitution, the Company shall not carry into effect any proposals for disposing of the whole or substantially the whole of the Company’s undertaking or property unless those proposals have been approved by the Members at a general meeting via the affirmative vote of at least 75% of the issued and outstanding voting shares of the Company.

29.	Power to Demand a Vote on a Poll
29.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:
(a)	the chairman of such meeting; or
(b)	at least five Members present in person or represented by proxy; or
(c)	any Member or Members present in person or represented by proxy and holding between them not less than 5% of the total voting rights of all the Members having the right to vote at such meeting; or
(d)

any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than 5% of the total amount paid up on all such shares conferring such right.

29.2

Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are

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present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

29.3

A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

29.4

Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by one or more scrutineers appointed by the Board or, in the absence of such appointment, by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting.

30.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the

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Register of Members.

31.	Instrument of Proxy
31.1	A Member may appoint a proxy by:
(a)	an instrument in writing in substantially the following form or such other form as the Board may determine from time to time or the Board or the chairman of the meeting shall accept:

Proxy

BW LPG Limited (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on the [insert date] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [insert date]

Member(s)

; or

(b)	such telephonic, electronic or other means as may be approved by the Board from time to time.
31.2

The appointment of a proxy must be received by the Company at the registered office or by the registrar of the Company or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and appointment of a proxy which is not received in the manner so permitted shall be invalid.

31.3	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

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31.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.
32.	Representation of Corporate Member

A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

33.	Adjournment of General Meeting
33.1

The chairman of a general meeting at which a quorum is present may, with the consent of the Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), adjourn the meeting.

33.2	The chairman of a general meeting may adjourn the meeting to another time and place without the consent or direction of the Members if it appears to him that:
(a)	it is likely to be impractical to hold or continue that meeting because of the number of Members wishing to attend who are not present; or
(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or
(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.
33.3	Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the

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resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Regulations.

34.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

35.	Election of Directors
35.1

The Board shall consist of not less than three Directors or such number in excess thereof as the Members may determine. The Board shall be elected or appointed, except in the case of a casual vacancy, at the annual general meeting of the Members or at any extraordinary general meeting of the Members called for that purpose.

35.2

Only persons who are proposed or nominated in accordance with this Regulation shall be eligible for election as Directors. Any Member, the Board or the nomination committee may propose any person for re-election or election as a Director. Where any person, other than a Director retiring at the meeting or a person proposed for re-election or election as a Director by the Board or the nomination committee, is to be proposed for election as a Director, notice must be given to the Company of the intention to propose him and of his willingness to serve as a Director. Where a Director is to be elected:

(a)

at an annual general meeting, such notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting or, in the event the annual general meeting is called for a date that is not 30 days before or after such anniversary, the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to Members or the date on which public disclosure of the date of the annual general meeting was made; and

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(b)

at an extraordinary general meeting, such notice must be given not later than 10 days following the earlier of the date on which notice of the extraordinary general meeting was posted to Members or the date on which public disclosure of the date of the extraordinary general meeting was made.

35.3

Where persons are validly proposed for re-election or election as a Director, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

35.4

The Company in general meeting may appoint a nomination committee (the “nomination committee”), comprising such number of persons as the Members may determine in general meeting from time to time, and members of the nomination committee shall be appointed by resolution of the Members. Members, the Board and members of the nomination committee may suggest candidates for the election of Directors and members of the nomination committee to the nomination committee provided such suggestions are in accordance with any nomination committee guidelines or corporate governance rules adopted by the Company in general meeting from time to time and Members, Directors and the nomination committee may also propose any person for election as a Director in accordance with Regulations 35.2 and 35.3. The nomination committee may or may not recommend any candidates suggested or proposed by any Member, the Board or any member of the nomination committee in accordance with any nomination committee guidelines or corporate governance rules adopted by the Company in general meeting from time to time. The nomination committee may provide recommendations on the suitability of candidates for the Board and the nomination committee, as well as the remuneration of the members of the Board and the nomination committee. The Members at any general meeting may stipulate guidelines for the duties of the nomination committee.

36.	Term of Office of Directors

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Directors shall hold office for such term as the Members may determine, or in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

37.	Alternate Directors
37.1	At any general meeting, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors or may authorise the Board to appoint such Alternate Directors.
37.2	Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice deposited with the Secretary.
37.3

Any person elected or appointed pursuant to this Regulation shall have all the rights and powers of the Director or Directors for whom such person is elected or appointed in the alternative, provided that such person shall not be counted more than once in determining whether or not a quorum is present.

37.4

An Alternate Director shall be entitled to receive notice of all Board meetings and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

37.5	An Alternate Director’s office shall terminate –
(a)	in the case of an alternate elected or appointed by the Members or the Board:
(i)

on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to the Director for whom he was elected or appointed to act, would result in the termination of that Director’s directorship; or

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(ii)

if the Director for whom he was elected or appointed in the alternative ceases for any reason to be a Director, provided that the alternate whose office terminates in these circumstances may be re- appointed by the Board as an alternate to the person appointed to fill the vacancy; and

(b)	in the case of an alternate appointed by a Director:
(i)	on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to his appointor, would result in the termination of the appointor’s directorship; or
(ii)	when the Alternate Director’s appointor revokes the appointment by notice to the Company in writing specifying when the appointment is to terminate; or
(iii)	if the Alternate Director’s appointor ceases for any reason to be a Director.
38.	Removal of Directors
38.1

Subject to the Statutes and any provision to the contrary in these Regulations, the Members entitled to vote for the election of Directors may, with 28 days’ notice, at any extraordinary general meeting convened and held in accordance with these Regulations, remove a Director, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director immediately on the Company’s receipt of notice of an intended resolution to remove a director, and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

38.2

If a Director is removed from the Board under this Regulation the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

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39.	Vacancy in the Office of Director
39.1	The office of Director shall be vacated if the Director:
(a)	is removed from office pursuant to these Regulations or is prohibited or disqualified from being a Director by law;
(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;
(c)	is or becomes of unsound mind or dies; or
(d)	resigns his office by notice to the Company.
39.2

The Members in general meeting or the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board and to appoint an Alternate Director to any Director so appointed, provided that any such Director appointed by the Board shall hold office only until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

40.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Company in general meeting whereby such resolution to provide or improve the remuneration (if any) of the Directors shall be approved as a resolution that is not related to other matters. The remuneration (if any) of the Directors shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from Board meetings, meetings of any committee appointed by the Board or general meetings, or in connection with the business of the Company or their duties as Directors generally.

41.	Defect in Appointment

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All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

42.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Regulations, required to be exercised by the Company in general meeting.

43.	Powers of the Board of Directors

Without prejudice to Regulation 42, the Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;
(b)

exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)

appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)

appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

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(e)

by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company and listing of the shares of the Company;
(g)

delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Regulations regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;
(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;
(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law;
(k)

authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company; and

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(l)	take all necessary or desirable actions within its control to ensure that the Company is not deemed to be a Controlled Foreign Company as such term is defined pursuant to Norwegian tax legislation.
44.	Register of directors, chief executive officers, secretaries and auditors

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors, Register of Members, Register of Chief Executive Officers, Register of Secretaries and Register of Auditors and shall enter therein the particulars required by the Act.

45.	Appointment of Officers

The Chairman shall be appointed by the Members from amongst the Directors. The Board may appoint such other Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.

46.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time for such term as the Board deems fit.

47.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

48.	Remuneration of Officers

Subject to the Act and this Constitution, the Officers shall receive such remuneration as the Board may determine.

49.	Conflicts of Interest
49.1	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render

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services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or a Director’s firm, partner or company to act as Auditor to the Company.

49.2	A Director or chief executive officer who is directly or indirectly interested in a contract or proposed contract with the Company shall declare the nature of such interest as required by the Act.
49.3

Subject to the Act, following a declaration being made pursuant to this Regulation, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

49.4

Notwithstanding Regulation 49.3 and save as provided herein, a Director shall not vote, be counted in the quorum or act as chairman at a meeting in respect of (A) his appointment to hold any office or place of profit with the Company or any body corporate or other entity in which the Company owns an equity interest or (B) the approval of the terms of any such appointment or of any contract or arrangement in which he is materially interested (otherwise than by virtue of his interest in shares, debentures or other securities of the Company), provided that, a Director shall be entitled to vote (and be counted in the quorum and act as chairman) in respect of any resolution concerning any of the following matters, namely:

(a)	the giving of any security, guarantee or indemnity to him in respect of money lent or obligations incurred by him for the benefit of the Company; or
(b)

any proposal concerning any other body corporate in which he is interested directly or indirectly, whether as an officer, shareholder, creditor or otherwise, provided that he is not the holder of or beneficially interested

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(other than as a bare custodian or trustee in respect of shares in which he has no beneficial interest) in more than 1% of any class of the issued share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights attached to all of the issued shares of the relevant body corporate (any such interest being deemed for the purpose of this Regulation to be a material interest in all circumstances); and

in the case of an Alternate Director, an interest of a Director for whom he is acting as alternate shall be treated as an interest of such Alternate Director in addition to any interest which the Alternate Director may otherwise have.

49.5

If any question shall arise at any meeting as to the materiality of the Director’s interest or as to the entitlement of any Director to vote, and such question is not resolved by such Director voluntarily agreeing to abstain from voting and not be counted in the quorum of such meeting, such question shall be referred to the chairman of the meeting (except in the event the Director is also the chairman of the meeting, in which case the question shall be referred to the other Directors present at the meeting) and his (or their, as the case may be) ruling in relation to such Director shall be final and conclusive, except in a case where the nature or extent of the interest of the Director concerned has not been fully disclosed.

50.	Indemnification and Exculpation of Directors and Officers
50.1

The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which an “indemnified party”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain

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by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for deficiency of title to any property acquired by order of the Board for or on behalf of the Company, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited or left or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any negligence, default, breach of duty, breach of trust, fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, including to the maximum extent possible under applicable law any liability arising from or in connection with a responsibility statement signed by any Director or Officer in relation to a prospectus, registration statement or similar document, PROVIDED THAT such waiver shall not extend to any matter in respect of any negligence, default, breach of duty, breach of trust, fraud or dishonesty in relation to the Company which may attach to such Director or Officer.

50.2

The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law

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in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty, in relation to the Company or any subsidiary thereof, except when the indemnity is against —

(a)	any liability of the officer to pay —
(i)	a fine in criminal proceedings; or
(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non‑compliance with any requirement of a regulatory nature (however arising); or
(b)	any liability incurred by the officer —
(i)	in defending criminal proceedings in which he or she is convicted;
(ii)	in defending civil proceedings brought by the Company or any Subsidiary thereof in which judgment is given against him or her; or
(iii)	in connection with an application for relief in which the court refuses to grant him or her relief.
50.3

The Company may advance moneys to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against him.

MEETINGS OF THE BOARD OF DIRECTORS

51.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Subject to these Regulations, a resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

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52.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

53.	Electronic Participation in Meetings

Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

54.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a Board meeting shall be a majority of the Directors then in office.

55.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Regulations as the quorum necessary for the transaction of business at Board meetings, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

56.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending a Board meeting, the Chairman or the president of the Company, if there be one, shall act as chairman at all Board meetings at which such person is present. In their absence a chairman of the meeting

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shall be appointed or elected by the Directors present at the meeting.

57.	Written Resolutions

A resolution in writing signed by at least 66% of the Directors shall be as valid and effectual as if a resolution had been passed at a meeting of the Board duly convened and held provided that such number of Directors approving the resolution is sufficient to constitute a quorum and that a copy of such resolution has been given or the contents thereof communicated to all the Directors for the time being entitled to receive notices of Board meetings in the same manner as notices of meetings are required to be given by these Regulations and further provided that no Director approving the resolution is aware of or has received any objection to the resolution from any Director. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors or Alternate Directors and for this purpose a facsimile signature of a Director or an Alternate Director shall be treated as valid.

58.	Validity of Prior Acts of the Board

No regulation or alteration to these Regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

59.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;
(b)	of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and
(c)	of all resolutions and proceedings of general meetings of the Members, Board meetings, and meetings of committees appointed by the Board.

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60.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Regulations shall be kept by the Secretary at the registered office of the Company.

61.	Form and Use of Seal
61.1

The Company may adopt a common seal in such form as the Board may determine. Subject to the Act, the Board may adopt one or more official and/or duplicate seals for use in or outside Singapore provided that the duplicate seal must be a facsimile of the common seal of the Company with the addition on its face of the words “Share Seal” and the official seal must be a facsimile of the common seal with the addition on its face of the name of the place where it is to be used and the person affixing any such official seal must, in writing under his or her hand, certify on the instrument to which it is affixed the date on which and the place at which it is affixed.

61.2

Subject to Regulation 61.1, every instrument to which the Seal is affixed shall be signed by a Director and shall be countersigned by the Secretary, a second Director or some other person appointed by the Directors for the purpose. For the avoidance of doubt, notwithstanding anything in these presents, any instrument or document that is required to be under or executed under the Seal shall be deemed to have satisfied that requirement of execution under the Seal if it is so executed in a manner as authorised by the Act, and in particular, Section 41B and 41C of the Act.

ACCOUNTS

62.	Records of Account
62.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:
(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

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(b)	all sales and purchases of goods by the Company; and
(c)	all assets and liabilities of the Company.
62.2

Such records of account shall be kept at the registered office of the Company or subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

62.3	Such records of account shall be retained for a minimum period of five years from the date on which they are prepared.
63.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

64.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

65.	Appointment of Auditor
65.1	Subject to the Act, the Members shall appoint an auditor to the Company to hold office for such term as the Members deem fit or until a successor is appointed.
65.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.
66.	Remuneration of Auditor
66.1	The remuneration of an Auditor appointed by the Members shall be fixed by the Company in general meeting or in such manner as the Members may determine.

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66.2	The remuneration of an Auditor appointed by the Board to fill a casual vacancy in accordance with these Regulations or the Act, shall be fixed by the Board.
67.	Duties of Auditor
67.1

The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

67.2

The generally accepted auditing standards referred to in this Regulation may be those of a country or jurisdiction other than Singapore or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

68.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

69.	Financial Statements and the Auditor’s Report

The financial statements and/or the auditor’s report as required by the Act shall be laid before the Members at the annual general meeting.

70.	Vacancy in the Office of Auditor

Subject to the Act, the Company may fill any casual vacancy in the office of the auditor.

BUSINESS COMBINATIONS

71.	Business Combinations

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71.1

(a) Any Business Combination with any Interested Shareholder within a period of three years following the time of the transaction in which the person became an Interested Shareholder must be approved by the Board and authorised at an annual or extraordinary general meeting, by the affirmative vote of at least 75% of the issued and outstanding voting shares of the Company that are not owned by the Interested Shareholder unless:

(i)

prior to the time that the person became an Interested Shareholder, the Board approved either the Business Combination or the transaction which resulted in the person becoming an Interested Shareholder; or

(ii)

upon consummation of the transaction which resulted in the person becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the issued and outstanding voting shares of the Company at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding those shares owned (i) by persons who are Directors and also Officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer.

(b)	The restrictions contained in this Regulation 71 shall not apply if:
(i)

a Member becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the Member ceases to be an Interested Shareholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Member, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

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(ii)

the Business Combination is proposed prior to the consummation or abandonment of, and subsequent to the earlier of the public announcement or the notice required hereunder of, a proposed transaction which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and (iii) is approved or not opposed by a majority of the members of the Board then in office (but not less than one) who were Directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such Directors by resolution of the Board approved by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to:

a.	a merger, amalgamation or consolidation of the Company (except a merger or amalgamation in respect of which, pursuant to the Act, no vote of the Members is required);
b.

a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company (other than to the Company or any entity directly or indirectly wholly-owned by the Company) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company; or

c.	a proposed tender or exchange offer for 50% or more of the issued and outstanding voting shares of the Company.

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The Company shall give not less than 20 days’ notice to all Interested Shareholders prior to the consummation of any of the transactions described in subparagraphs a or b of the second sentence of this paragraph (ii).

(c)	For the purpose of this Regulation 71 only, the term:
(i)	“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person;
(ii)

“associate”, when used to indicate a relationship with any person, means: (i) any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 15% or more of any class of voting shares; (ii) any trust or other estate in which such person has at least a 15% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person;

(iii)	“Business Combination”, when used in reference to the Company and any Interested Shareholder of the Company, means:
a.

any merger, amalgamation or consolidation of the Company or any entity directly or indirectly wholly-owned or majority- owned by the Company, wherever incorporated, with (A) the Interested Shareholder or any of its affiliates, or (B) with any other company, partnership, unincorporated association or other entity if the merger, amalgamation or consolidation is caused by the Interested Shareholder;

b.	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Company, to or with the

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Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company;

c.

any transaction which results in the issuance or transfer by the Company or by any entity directly or indirectly wholly-owned or majority-owned by the Company of any shares of the Company, or any share of such entity, to the Interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which securities were issued and outstanding prior to the time that the Interested Shareholder became such; (B) pursuant to a merger or amalgamation with a direct or indirect entity wholly-owned by the Company solely for purposes of forming a holding company; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which security is distributed, pro rata to all holders of a class or series of shares subsequent to the time the Interested Shareholder became such; (D) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of such shares; or (E) any issuance or transfer of shares by the Company; provided however, that in no case under items (C)-(E) of this subparagraph shall there be an increase in the Interested

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Shareholder’s proportionate share of any class or series of shares;

d.

any transaction involving the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible into any class or series of shares of the Company, or shares of any such entity, or securities convertible into such shares, which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any repurchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

e.

any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs a.-d. of this paragraph) provided by or through the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company;

(iv)

“control”, including the terms “controlling”, “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 15% or more of the issued and outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; provided that notwithstanding the foregoing, such presumption of

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control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;

(v)

“Interested Shareholder” means any person (other than the Company and any entity directly or indirectly wholly-owned or majority- owned by the Company) that (i) is the owner of 15% or more of the issued and outstanding voting shares of the Company, (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the issued and outstanding voting shares of the Company at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder or (iii) is an affiliate or associate of any person listed in (i) or (ii) above; provided, however, that the term “Interested Shareholder” shall not include (i) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company unless such person referred to in this proviso acquires additional voting shares of the Company otherwise than as a result of further corporate action not caused, directly or indirectly, by such person; or (ii) BW Group Limited and/or its affiliates or associates. For the purpose of determining whether a person is an Interested Shareholder, the voting shares of the Company deemed to be issued and outstanding shall include voting shares deemed to be owned by the person through application of paragraph (viii) below, but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

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(vi)	“person” means any individual, company, partnership, unincorporated association or other entity;
(vii)

“voting shares” means, with respect to any company, shares of any class or series entitled to vote generally in the election of directors, provided that, when used in reference to a vote to approve a merger or amalgamation of the Company which the Act requires to be approved by the Members, such term includes any shares entitled to vote on such matter pursuant to the Act, whether or not they are otherwise entitled to vote and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity; and references to percentages of “voting shares” shall be read as references to shares carrying such percentages of votes;

(viii)	“owner”, including the terms “own” and “owned”, when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates:
a.	beneficially owns such shares, directly or indirectly; or
b.

has (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered shares are accepted for purchase or exchange; or (B) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares

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if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

c.

has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph b of this paragraph), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

71.2	In respect of any Business Combination to which the restrictions contained in Regulation 71.1 do not apply but which the Act requires to be approved by the Members:
(a)	where such Business Combination has been approved by the Board, the necessary general meeting quorum and Members’ approval shall be as set out in Regulations 26 and 28 respectively; and
(b)

where such Business Combination has not been approved by the Board, the necessary Members’ approval shall require the affirmative vote of at least 75% of all the issued and outstanding voting shares of the Company (unless a higher number is prescribed by the Act).

71.3	In respect of any merger or amalgamation which is not a Business Combination but which the Act requires to be approved by the Members:
(a)	where such merger or amalgamation has been approved by the Board, the necessary general meeting quorum and Members’ approval shall be as set out in Regulations 26 and 28 respectively; and

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(b)

where such merger or amalgamation has not been approved by the Board, the necessary Members’ approval shall require the affirmative vote of at least 75% of all the issued and outstanding voting shares of the Company.

VOLUNTARY WINDING-UP AND DISSOLUTION

72.	Winding-Up

Subject to the Insolvency, Restructuring and Dissolution Act 2018 of Singapore, if the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

73.	Changes to Constitution
73.1

Subject to Regulation 73.2, no Regulation shall be rescinded, altered or amended and no new Regulation shall be made until the same has been approved by a resolution of the Board and by a special resolution of the Members.

73.2

Where the Board has, by a resolution passed by a majority of the Directors then in office and eligible to vote on that resolution, approved a revocation, alteration or amendment of Regulation 74, the revocation, alteration or amendment will not be effective unless approved by a resolution of the Members holding not less than four-fifths of the issued shares of the Company carrying the right to vote at general meetings at the relevant time.

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74.	Change of Name

At such time as BW Group Limited and its affiliates’ shareholding in the Company fall to 30% or below of the entire issued and outstanding share capital of the Company, at the written request of BW Group Limited, the Company shall, as soon as practicable following the date of such written request, convene a general meeting of the Company to change the name of the Company to remove reference to “BW” in the name of the Company AND at such general meeting, in respect of any resolution on a proposed change of name of the Company only, the shares held by BW Group Limited and its affiliates shall be deemed to have the number of votes equalling a multiple of ten (10) times the entire number of shares represented at such meeting.

75.	Authentication of Documents

Any Director, the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies of the same or extracts from them as true copies or extracts, and where any books, records, documents or accounts are elsewhere than at the registered office of the Company, the local manager and other officer of the Company having custody of them shall be deemed to be a person appointed by the Directors according to this Regulation. A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of Directors which is certified as such in accordance with the provisions of the last preceding Regulation shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Directors.

76.	Personal Data
76.1	A member who is a natural person is deemed to have consented to the collection, use and disclosure of his personal data (whether such personal data is provided

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by that Member or is collected through a third party) by the Company (or its agents or service providers) from time to time for any of the following purposes:

(a)	implementation and administration of any corporate action by the Company (or its agents or service providers);
(b)	internal analysis and/or market research by the Company (or its agents or service providers);
(c)	investor relations communications by the Company (or its agents or service providers);
(d)	administration by the Company (or its agents or service providers) of that Member’s holding of shares in the capital of the Company;
(e)

implementation and administration of any service provided by the Company (or its agents or service providers) to the Members to receive notices of meetings, annual reports and other shareholder communications and/or for appointment of proxies, whether by electronic transmission or otherwise;

(f)

processing, administration and analysis by the Company (or its agents or service providers) of proxies and representatives appointed for any General Meeting (including any adjournment thereof) and the preparation and compilation of the attendance lists, minutes and other documents relating to any General Meeting (including any adjournment thereof);

(g)	implementation and administration of, and compliance with, any provision of these Regulations;
(h)	compliance with any applicable laws, regulations and/or guidelines; and
(i)	purposes which are reasonably related to any of the above purposes.
76.2	Any Member who appoints a proxy and/or representative for any General Meeting and/or any adjournment thereof is deemed to have warranted that such

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Member discloses the personal data of such proxy and/or representative to the Company (or its agents or service providers), that such Member has obtained the prior consent of such proxy and/or representative for the collection, use and disclosure by the Company (or its agents or service providers) of the personal data of such proxy and/or representative for the purposes specified in Regulation 76.1(f), and is deemed to have agreed to indemnify the Company in respect of any penalties, liabilities, claims, demands, losses and damages as a result of such Member’s breach of warranty.

EXCLUSIVE JURISDICTION

77.	Exclusive Jurisdiction

In the event that any dispute arises concerning the Act or out of or in connection with this Constitution, including any question regarding the existence and scope of any Regulation and/or whether there has been any breach of the Act or these Regulations by an Officer or Director (whether or not such a claim is brought in the name of a Member or in the name of the Company), any such dispute shall be subject to the exclusive jurisdiction of the courts of Singapore. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, of the United States of America.